Exhibit 10.2

SECURITIES PURCHASE AGREEMENT

EXECUTION COPY

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this "Agreement") is dated as of September 30, 2021, between DrivenIQ Corporation, a Maryland corporation (the "Company"), and Capstone Technologies Group, Inc. a Nevada corporation (the "Purchaser").

WHEREAS, by separate agreement, the Company, the Purchaser, and Ronald Sachs, have entered into that certain Common Stock Purchase Agreement dated October 12th, which contemplates the purchase by the Purchaser from Ronald Sachs of 500 shares of the Company's Common Stock, representing 50% of the Company's issued and outstanding shares of Common Stock, whereby the Purchaser, will own 50% of the Company.

WHEREAS, the parties intend that the transactions contemplated by this Agreement, the Note, and the Common Stock Purchase Agreement with Ronald Sachs (the "Transaction Documents") are to be viewed as one, single, integrated transaction and any interpretation of any one of the Transaction Documents shall be made consistent with this intent. Each party acknowledges and agrees that they would not have entered into the Transaction Documents but for the agreement that all of the Transaction Documents will be executed and delivered in accordance with their respective terms.

NOW, THEREFORE, in consideration of the representations, warranties and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

PURCHASE AND SALE

1.0 Purchase. On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Purchaser will purchase, (a) $790,000 in Subscription Amount of a Note, which Subscription Amount shall correspond to an aggregate of $790,000 in Initial Principal Amount of the Note The purchase will be completed in a single tranche as provided herein.

1.1 Closing. Upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Purchaser agrees to purchase, at the Closing (a) a Note having a principal amount equal to the Initial Principal Amount applicable to such Purchaser, At the Closing, such Purchaser shall deliver to the Company, via wire transfer to an account designated by the Company, immediately available Dollars equal to such Purchaser's Subscription Amount, and the Company shall deliver to such Purchaser its Note as set forth herein, and the Company and such Purchaser shall deliver to each other the other items set forth herein deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth herein for Closing, such Closing shall occur remotely by electronic exchange of Closing documentation. Notwithstanding anything herein to the contrary, if the Closing Date does not occur within five (5) Business Days of the date hereof, this Agreement shall terminate and be null and void. It is the parties' intention that all the transactions described in the preamble to this Agreement close simultaneously; to this end, the parties agree that their counsel may, among other things, hold documents in escrow pending the closing of the transactions contemplated hereby. If all of the transactions contemplated hereby do not close as contemplated hereby and thereby on their unamended and unwaived terms unless approved by the Purchaser then the Purchaser, at its sole option and in its sole discretion, may terminate this Agreement on notice to the Company with respect to such Purchaser. In such event, the Company shall be obligated to

fulfill its covenants hereunder, including, without limitation, its indemnification obligations and obligation to pay Purchasers' fees and expenses, which by their terms survive the termination of this Agreement.

1.3 Deliveries.

a. Deliveries to Purchasers. On or prior to the Closing (except as noted), the Company shall deliver or cause to be delivered to the Purchaser the following, each dated as of the Closing Date and in form and substance satisfactory to such Purchaser: this Agreement, duly executed by the Company; a Note for such Purchaser duly executed by the Company with an aggregate Initial Principal Amount equal to $790,000, registered in the name of such Purchaser;

b. Deliveries to the Company. Upon the Closing, the Purchaser shall deliver or cause $790,000 to be delivered to the Company by wire transfer;

c. Deliveries to Albert Thompson, affiliate of the Company. Simultaneously upon the Closing, the Purchaser shall deliver or cause to be delivered 50 shares of the Company's Common Stock to Abert Thompson for zero consideration, which shall give Albert Thompson a total of 550 shares of the Company's Common Stock, and which shall leave the Purchaser with a total of 450 shares of the Company's Common Stock.

1.4 Closing Conditions.

a. Conditions to the Company's Obligations. The obligations of the Company herein in connection with the Closing are subject to the satisfaction, or waiver in accordance with this Agreement, of the following conditions on or before the Closing Date: the transactions contemplated by the Transaction Documents have closed in accordance with their respective terms; the representations and warranties of the Purchaser contained herein shall be true and correct as of the Closing Date (unless expressly made as of an earlier date herein in which case they shall be accurate as of such date); all obligations, covenants and agreements required to be performed by any Purchaser on or prior to the Closing Date (other than the obligations set forth in herein to be performed at the Closing) shall have been performed; and the delivery by the Purchaser of the items such Purchaser is required to deliver prior to the Closing Date.

b. Conditions to the Purchaser's Obligations. The respective obligations of the Purchaser herein in connection with the Closing are subject to the satisfaction, or waiver in accordance with this Agreement, of the following conditions on or before the Closing Date, both before and after giving effect to the Closing: the transactions contemplated by the Common Stock Purchase Agreement with Ronald Sachs have closed in accordance with their respective terms without waiver or amendment unless approved by the Purchaser; the representations and warranties of the Company contained in any Transaction Document shall be true and correct as of the Closing Date in all respects (without regard to any materiality qualifier) (unless expressly made as of an earlier date herein in which case they shall be accurate as of such date); all obligations, covenants and agreements required to be performed by the Company or any on or prior to the Closing Date pursuant to any Transaction Document (other than the obligations set forth herein to be performed at the Closing) shall have been performed; the delivery by the Company of the items the Company is required herein to deliver on or prior to the Closing Date; there shall exist no Event of Default (as defined in the Note) and no event which, with the passage of time or the giving of notice, would constitute an Event of Default; there shall be no breach of any obligation, covenant or agreement of the Company under the Transaction Documents and no existing event which, with the passage of time or the giving of notice, would constitute such a breach; no Material Adverse Effect shall have occurred from the date hereof through the Closing Date;

REPRESENTATIONS AND WARRANTIES

2.0 Representations and Warranties of the Company Parties. The Company hereby makes the following representations and warranties, (which representations and warranties encompass the Company and any Subsidiaries), in any document or agreement delivered and deliverable by the foregoing in connection with the transactions contemplated hereby, as if fully set forth herein, except to the extent modified in this Agreement makes the following representations and warranties as, and to the extent applicable to, the Company) to the Purchaser as of the Closing Date as to the Company.

a. Subsidiaries. The Company has no Subsidiaries.

b. Organization and Qualification. The Company is duly organized, validly existing and in good standing under the laws of the State of Maryland and is duly qualified or licensed to transact business in its jurisdiction of organization, the jurisdiction of its principal place of business, any other jurisdiction where such qualification is necessary to conduct its business or own the property it purports to own, except where the failure to do so would not have a Material Adverse Effect. The Company has the right, power and authority to enter into and discharge all of its obligations under each Transaction Document to which it purports to be a party, each of which constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject only to bankruptcy and similar Regulations affecting creditors' rights generally; and has the power, authority, Permits and Licenses to own its property and to carry on its business as presently conducted. The Company is not engaged in the business of extending credit (which shall not include intercompany credit among the Company and any Subsidiaries) for the purpose of purchasing or carrying margin stock or any cryptocurrency, token or other blockchain asset.

c. Authorization; Enforcement. The execution, delivery, performance by each Company Party of its obligations, and exercise by such Company Party of its rights under the Transaction Documents, including, the sale of the Note, (i) have been duly authorized by all necessary corporate actions of such Company Party, (ii) are not and will not be in conflict with or prohibited or prevented by or create a breach under (A) except for those that do not have a Material Adverse Effect, any Regulation or Permit, (B) any corporate governance document or resolution or (C) except for those that do not have a Material Adverse Effect, any Contractual Obligation or provision thereof binding on such Company Party or affecting any property of such Company Party and (iv) will not result in the imposition of any Liens except for the benefit of the Purchasers. Upon execution and delivery thereof, each Transaction Document to which such Company Party purports to be a party shall constitute the legal, valid and binding obligation of such Company Party, enforceable against such Company Party in accordance with its terms.

d. Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for herein.

e. Capitalization. The capitalization of the Company consists of a total of 1,000 shares of Common Stock, issued and outstanding, which upon the Closing hereof is owned beneficially, and of record, as follows: 500 shares owned by Albert Thompson, and 500 shares owned by the Purchaser, 50 of which shall be transferred by Purchaser to Albert Thompson simultaneously with the Closing hereunder, (which has been purchased simultaneously with the Closing via a Common Stock Purchase Agreement, from Ronald Sachs) as of the date hereof.

f. Financial Statements. The Company's Financial Statements that have been prepared from the books and records of the Company and the Subsidiaries are accurate..

g. Material Adverse Effects; Undisclosed Events, Liabilities or Developments. Since the date of the latest financial statements delivered to the Purchasers: (i) there has been no event that has had, or could reasonably be expected to result in, a Material Adverse Effect, (ii) no Company Party has incurred any Indebtedness or other liability (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required by GAAP to be reflected in the Company's financial statements and not required to be disclosed in filings made with the Commission.

h. Litigation. There is no Proceeding against the Company or any Subsidiary of the Company or any current or former officer or director of the Company or any Subsidiary of the Company in its capacity as such which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities, (ii) could, assuming an unfavorable result, have or reasonably be expected to result in a Material Adverse Effect, and none of the Company Parties, their Subsidiaries, or any director or officer of any of them, is or has been the subject of any Proceeding involving a claim of violation of or liability under securities Regulations or a claim of breach of fiduciary duty.

i. Labor Relations. There is no (i) no unfair labor practice at the Company and there is no unfair labor practice complaint pending against the Company or any Subsidiary of the Company or, to their knowledge of the Company, threatened against any of them before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against the Company or any Subsidiary of the Company or to their knowledge threatened against any of them.

j. Compliance. No Company Party and no Subsidiary thereof, except as could not have or reasonably be expected to result in a Material Adverse Effect: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary thereof received notice of a claim that it is in default under or that it is in violation of, any Contractual Obligation (whether or not such default or violation has been waived); (ii) is in violation of any judgment, decree or order of any Governmental Authority; (iii) is or has been in violation of any Regulation, and to the knowledge of the Company, no Person has made or threatened to make any claim that such a violation exists (including relating to taxes, environmental protection, occupational health and safety, product quality and safety, employment or labor matters) or (iv) has incurred, or could reasonably be expected to incur Losses relating to compliance with Regulations (including clean-up costs under environmental Regulations), nor have any such Losses been threatened.

k. Permits. The Company and its Subsidiaries possess all Permits, each issued by the appropriate Governmental Authority, that are necessary to conduct their respective businesses and which failure to possess could reasonably be expected to result in a Material Adverse Effect and no Company Party nor any Subsidiary thereof has received any notice of proceedings relating to the revocation or modification of any such Permit.

l. Title to Assets. The Company has good and marketable title in fee simple to all real property owned by it and good title in fee simple to all personal property owned or purported to be owned by any of them that is material to the business of the Company, in each case free and clear of all Liens except for (i) Liens that do not materially affect the value of any such property and do not materially interfere with the use made and proposed to be made of such property by the Company Parties, Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties.

m. Intellectual Property. Except where the failure to do so would not have a Material

Adverse Effect, the Company has, or has rights to use, all Intellectual Property Rights they purport to have or have rights to use, which, in the aggregate for all such Company Party, constitute all Intellectual Property Rights necessary or required for use in connection with the businesses of the Company Parties as presently conducted. No Company Party has received a notice (written or otherwise) that any of the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement, and, to the knowledge of the Company no event has occurred that permits, or would permit after notice or passage of time or both, the revocation, suspension or termination of such rights. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Other than the patent filed by Albert Thompson and Ronald Sachs, which upon the Closing hereof, has been assigned to Albert Thompson by Ronald Sachs (and which shall, upon the Closing be assigned by Albert Thompson to the Company) Company Party has any Intellectual Property Right registered, or subject to pending applications, in the United States Patent and Trademark Office or any similar office or agency in the United States, any State thereof, any political subdivision thereof or in any other country.[1]

n. Transactions with Related Parties. Other than those contracts with Ronald Sachs, which upon the Closing hereof, shall be terminated or assigned to the Company, no Company Party is a party to any Contractual Obligation or other transaction with any Related Party that is not a Company Party.

o. Collateral. For the purposes of this Agreement, all of the following property now owned or at any time hereafter acquired by the Company or in which the Company now has or at any time in the future may acquire any right, title or interests is collectively referred to as the "Collateral": all accounts, as-extracted collateral, chattel paper, deposit accounts, documents, equipment, general intangibles (including all payment intangibles, Intellectual Property, rights to tax refunds, intercompany notes, rights arising out of leases, licenses, and contracts which are not accounts, computer software, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, options, warranties, service contracts, program services, rights to refund, reimbursement, indemnification, and subrogation, goodwill, licenses, royalties, franchises, customer lists, reversions from any retirement plan or arrangement, money, interests in a partnership or limited liability company which do not constitute a security under Article 8 of the Code), instruments (including dividends and rights to payment arising out of partnership agreements and management contracts), inventory, investment property (including any Pledged Collateral and Pledged Investment Property) and any supporting obligations related thereto; any commercial tort claims; all books, records, ledgers, files, writings, data bases, plans, drawings, and information relating to any of the foregoing, pertaining to the other property; all property of such Grantor held by any Secured Party, including all property of every description, in the custody of or in transit to such Secured Party for any purpose, including safekeeping, collection or pledge, for the account of such Grantor or as to which such Grantor may have any right or power, including cash; all other goods, fixtures, improvements (not constituting real property), and other personal property of such Grantor, whether tangible or intangible and wherever located; and to the extent not otherwise included, all proceeds of the foregoing, including insurance proceeds (including any surrender value therefor, any right to return, or unearned premiums), causes and rights of action, remedies, privileges, settlements, judicial and arbitration judgments and awards, indemnities, Liens, warranties, or guaranties payable from time to time with respect to, or Lien or other security for, any of the foregoing; provided, that "Collateral" shall not include any Excluded Property; and provided, further, that if and when any property shall cease to be Excluded Property, such property shall be deemed at all times from and after the date hereof to constitute Collateral.

p. Grant of Security Interest in Collateral. Each Grantor, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or

[1] There needs to be a Patent Assignment Agreement and it needs to be executed simultaneously at Closing.

otherwise) of the Obligations of such Grantor (the "Secured Obligations"), hereby mortgages, pledges and hypothecates to the Purchaser Agent, as agent for the Secured Parties, and grants to the Purchaser Agent, as agent for the Secured Parties, a Lien on and security interest in, all of its right, title and interest in, to and under the Collateral of such Grantor.

q. Private Placement. Assuming the accuracy of the Purchaser's representations and warranties set forth herein, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby.

r. No Integrated Offering. Assuming the accuracy of the Purchaser's representations and warranties set forth herein, no Company Party, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company.

s. No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Purchasers and certain other "accredited investors" within the meaning of Rule 501 under the Securities Act.

t. Acknowledgment Regarding Purchasers' Purchase of Securities. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm's length purchaser and not as a part of a group, as such term is defined in Section 13(d) of the Exchange Act, with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser, Purchaser Party or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers' purchase of the Securities. The Company further represents to the Purchaser that the Company's decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

u. Stock Option Plans. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

v. Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company Parties (i) have made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) have paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) have set aside on their respective books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company Parties know of no basis for any such claim.

w. Seniority. As of the Closing Date, no Indebtedness or other claim against the Company is senior in right of payment to the Note or the obligations due thereunder or their guaranties,

whether with respect to interest or upon liquidation or dissolution, or otherwise, other than indebtedness secured by purchase money security interests (which is senior only as to underlying assets covered thereby) and capital lease obligations (which is senior only as to the property covered thereby).

x. AML/CTF Regulations. The operations of the Company Parties and their Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970 and other applicable money laundering and counter-terrorism financing Regulations (collectively, the "AML/CTF Regulations"), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary of the Company with respect to any AML/CTF Regulation is pending or, to the knowledge of the Company or any such Subsidiary, threatened.

y. Continuity of Business. Following the consummation of the transactions contemplated by the Transaction Documents, the Company will continue its historic business or use a significant portion of its historic business assets in a business as required by Section 368 of the Code and the Treasury Regulations promulgated thereunder.

z. Full Disclosure. No representation or warranty by any Company Party in any Transaction Document furnished to any Purchaser or any Purchaser Party or their attorneys or advisors pursuant to any Transaction Document contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

2.1 Representations and Warranties of The Purchaser. The Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein in which case they shall be accurate as of such date):

a. Organization; Authority. Such Purchaser is an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally; (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

b. Own Account. Such Purchaser understands that the Securities are "restricted securities" and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state

securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Purchaser's right to sell the Securities in compliance with applicable federal and state securities laws). Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

c. Purchaser Status. At the time such Purchaser was offered or otherwise purchased or acquired the Securities, it was, and as of the date hereof it is an "accredited investor" as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

d. General Solicitation. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

e. Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, and the purchase of 50% of the Company's Common Stock from Ronald Sachs, such Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, executed any purchases or sales, of the securities of the Company.

f. Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

g. Indemnification of The Purchaser Party. The Company shall, jointly and severally, indemnify against, and hold harmless from, the Purchaser, their Related Parties, each Person who controls any of them (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and their agents, contractors, trustees, representatives and advisors (each, a "Purchaser Party") any and all Losses that any Purchaser Party may suffer or incur as a result of or relating to (a) the administration, performance or enforcement by the Purchasers of any of the Transaction Documents or consummation of any transaction described therein, (b) the failure of the Company to observe, perform or discharge any of the covenants or duties under any of the Transaction Documents, (c) any Proceeding, whether or not any Purchaser Party is a party thereto (including Proceedings instituted by any Governmental Authority or any holder of any equity interest in, or other direct or indirect investor in, the Company who is not an Affiliate of such Purchaser Party) with respect to any of the Transaction Documents or the transactions contemplated therein.

3.0 Subsequent Equity Transfers or Sales.

a. For as long as any Note remains outstanding, the Company will not, directly or

indirectly (including through agents, contractors, trustees, representatives or advisors):

(a) solicit, initiate, encourage or accept any other inquiries, proposals or offers from any Person relating to any exchange (i) of any security of the Company for any other security of the Company, except to the extent consummated pursuant to the terms of Common Stock Equivalents of the Company as in effect as of the date hereof and disclosed in filings with the Commission within four Business Days after the date hereof (without giving effect to any amendment, modification, change or waiver of any terms thereof occurring on or after the date hereof or not disclosed in a filing by the Company with the Commission prior to the date hereof) or (ii) of any indebtedness or other securities of, or claim against, the Company pursuant to a registration statement filed with the Commission or relying on any exemption under the Securities Act (including Section 3(a)(10) of the Securities Act (any such transaction described in clauses (i) or (ii), an "Exchange Transaction");

(b) enter into, effect, alter, amend, announce or recommend to its stockholders any Exchange Transaction with any Person; or

(c) participate in any discussions, conversations, negotiations or other communications with any Person regarding any Exchange Transaction, or furnish to any Person any information with respect to any Exchange Transaction, or otherwise cooperate in any way, assist or participate in, facilitate or encourage, any effort or attempt by any Person to seek an Exchange Transaction involving the Company. For as long as any Note remains outstanding, the Company will not, either directly or indirectly (including through agents, contractors, trustees, representatives or advisors), cooperate in any way, assist or participate in, facilitate or encourage any effort or attempt by any Person to effect any acquisition of securities or indebtedness of, or claim against, the Company by such Person from an existing holder of such securities, indebtedness or claim in connection with a proposed exchange of such securities or indebtedness of, or claim against, the Company (whether pursuant to Section 3(a)(9) or 3(a)(10) of the Securities Act or otherwise) (a "Third Party Exchange Transfer"). The Company shall immediately cease and cause to be terminated all existing discussions, conversations, negotiations and other communications with any Persons with respect to any of the foregoing. For all purposes of this Agreement, violations of the restrictions set forth in this Section 4.11 by the Company, or any officer, employee, director, agent or other representative of the Company shall be deemed a direct breach of this Section 4.11 by the Company.

b. So long as the Note remains outstanding, in order to ensure that the Purchaser is aware of any proposed subsequent financings, (i) the Purchaser shall be entitled to nominate and the Company shall appoint, one (1) member of the Company's Board of Directors, (ii) Albert Thompson shall be entitled to nominate and the Company shall appoint one (1) member, and, (iii) with the approval of the Purchaser of such nominee, which shall not be unreasonably withheld, Albert Thompson shall be entitled to nominate and the Company shall appoint one (1) additional member of the Board of Directors. Albert Thompson and the Purchaser agree to vote all capital stock of the Company held by each of them in favor of the Director nominees set forth in the preceding sentence. The rights and obligations of the Purchaser and Albert Thompson under this paragraph shall continue only for as long as such party owns capital stock of the Company. The rights of Purchaser and Albert Thompson to nominate Directors under this paragraph shall not be transferrable or assignable without the prior written consent of the other party, for so long as such other party is a stockholder of the Company. Neither party shall transfer any of capital stock of the Company to any other person unless such person affirmatively agrees to the voting obligations set forth in this paragraph.

c. So long as any Note remains outstanding, except for transactions in the ordinary course of the Company's business and except for capital raises in an aggregate sum not to exceed $10,000,000, the Company and each of its Subsidiaries shall be prohibited from, directly or indirectly, effecting or entering into (or publicly announcing or recommending to its stockholders the approval or

adoption thereof by such stockholders) any agreement, plan, arrangement or transaction, including, without limitation, any Subsequent Financing, that would or would reasonably be expected to materially restrict, delay, conflict with or impair the ability or right of the Company and/or a Subsidiary to timely perform its obligations under this Agreement, the Note, or the Note Purchase Agreement, including, without limitation, the obligation of the Company to timely (i) deliver shares of Common Stock to any Purchaser (or a designee thereof, if applicable) in accordance with this Agreement, any Note, or Warrant and/or (ii) repay in cash all outstanding principal and other amounts outstanding under any Note at maturity or at any other times when payments are required to be made in cash pursuant to the terms of the Note whether pursuant to a redemption, repayment, and/or otherwise.

d. The Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages. Notwithstanding the foregoing, this Section shall not apply in respect of an Exempt Issuance, except that no Variable Rate Transaction shall be an Exempt Issuance.

4.0 Rights of First Refusal for Sales of New Securities by the Company..

(a) Sale of New Securities by the Company.
Subject to the terms and conditions of this Section **Error! Reference source not found.** and applicable securities laws, if the Company proposes to offer or sell any new securities, the Company shall first offer such new securities to the Purchaser. The Company shall give notice (the "Offer Notice") to the Purchaser, stating (i) its bona fide intention to offer such new securities, (ii) the number of such new securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such new securities. By notification to the Company within twenty (20) days after the Offer Notice is given, the Purchaser may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, all or any portion of such new securities. At the expiration of such twenty (20) day period, the Company may offer and sell any new securities not proposed to be purchased by the Purchaser to any other person at a price and on terms no more favorable to the buyer than the price and terms set forth in the Offer Notice, provided that sale of new securities shall occur within 90 days of the date that the Offer Notice.

(b) Liquidation Event. If the Board determines to seek or enter into a Liquidation Event (as defined below), prior to entering into any negotiations with any third party with respect to any proposed Liquidation Event, the Company shall first offer to Capstone Technologies Group Inc. the opportunity to acquire the Company on terms to be set forth in a "Company Intent to Sell Notice", which shall be delivered in writing by the Company to Capstone Technologies Group Inc. and shall include the primary proposed terms and conditions upon which the Company would be willing to enter into such Liquidation Event. For a period of thirty (30) business days after delivery of the Company Intent to Sell Notice, Capstone Technologies Group Inc. will have the exclusive right to negotiate with the Company regarding a proposed Liquidation Event. After such thirty (30) business day period, the Company shall have the right to enter into negotiations regarding a Liquidation Event with third-parties. Thereafter, if the Company receives any third-party offer to enter into a Liquidation Event, then prior to executing any binding agreement, the Company will provide written notice to Capstone Technologies Group Inc. of such third-party offer, and if the consideration amount payable to the Company or its stockholders in such proposed third-party offer to enter into a Liquidation Event would be less than 80% of the consideration amount payable to the Company or its stockholders as described in the Company Intent to Sell Notice, then prior to entering into any binding agreement regarding any proposed Liquidation Event with such third-party, the Company shall first offer and negotiate in good faith with Capstone Technologies Group Inc. for a period of fifteen business (15) days, the terms of a Liquidation Event transaction with Capstone Technologies Group Inc., for the amount

of consideration payable under, and on the terms and conditions of, the proposed terms of such third-party Liquidation Event. If after such fifteen (15) day period, Capstone Technologies Group Inc. and the Company cannot reach a binding agreement (including a binding LOI or similar document), then the Company shall have the right to enter into the proposed third-party Liquidation Event with such third-party. For purposes of this Agreement, a "Liquidation Event" means (i) a merger or consolidation of the Company in which the holders of a majority of the voting stock of the Company prior to the merger or consolidation hold less than a majority of the voting securities of the surviving entity after such merger or consolidation, (ii) a sale of all or substantially all of the assets of the Company, or (iii) a sale of all of the capital stock of the Company to a third-party.

4.1 Purchase, Tag-Along and Drag-Along Rights.

Offer Notice. If, at any time, either party desires to transfer any of his or its stock (other than for estate-planning purposes to entities beneficially owned and controlled by such party, which transfer shall be contingent upon the transferee(s) accepting all of the terms and conditions contained in the Transaction Documents), such party (the "Sending Holder") Albert Thompson shall give written notice (a "Offer Notice") to the other stockholders (the "Receiving Holders") of the identity of the proposed transferee(s), the proposed amount of stock to be transferred and the terms and conditions of the proposed transfer.

First Refusal Right By notification to the Sending Holder, within thirty (30) days after the Offer Notice is given, the Receiving Holder may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, all or any portion of such stock. At the expiration of such thirty (30) day period, the Sending Holder may offer and sell any any stock not agreed to be purchased by the Receiving Holder to any other person at a price and on terms no more favorable to the buyer than the price and terms set forth in the Offer Notice, provided that sale of new securities shall occur within 90 days of the date that the Offer Notice.

Tag Along Rights. The Purchaser shall have the right to participate in the transaction described in the Offer Notice, on identical terms and conditions, by delivering a written notice thereof (a "Tag Along Election Notice") to Albert Thompson within (fifteen) 15 days after delivery of the Offer Notice. The Purchaser may Transfer up to such the Purchaser's pro rata portion of the total number of shares proposed to be sold by the Albert Thompson, provided, however, that if the transferee refuses to purchase all of such shares of stock, the number of shares to be sold in the transaction by Albert Thompson and the Purchaser shall be reduced pro-rata to the extent necessary to consummate the transaction.

Drag-Along Rights. In the event of a sale of Albert Thompson's stock of the Company that would represent a Liquidation Event, if Capstone Technologies Group Inc. does not purchase all of Albert Thompson's stock of the Company pursuant to Section 4.0(b) above, then Albert Thompson may within thirty (30) days from delivery of the Offer Notice, by written notice to the Purchaser, require that the Purchasr transfer all of its shares of stock of the Company in the transaction described in the Offer Notice on identical terms and conditions as set forth in the Offer Notice. The Purchaser must so transfer its shares of stock of the Company and take all other desirable actions reasonably requested by Albert Thompson in connection with the transfer.

4.2 Securities Laws Disclosure; Publicity. Disclosures. The Company and the Purchaser shall consult with each other in issuing any other public disclosure with respect to the transactions contemplated hereby, and none of the Company or any Purchaser shall issue any such public disclosure nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of the Purchasers, with respect to any press release of the Company,

which consent shall not unreasonably be withheld or delayed, except if such disclosure is reasonably viewed as required by any Regulation, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.

MISCELLANEOUS

5.0 Fees and Expenses. The Company agrees to reimburse the Purchaser for its legal expenses in connection with the transactions contemplated hereby not to exceed $15,000.

h. Modifications and Signatures. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any modification effected in accordance with accordance with this Section shall be binding upon the Purchaser and holder of Securities and the Company.

i. Entire Agreement. This Agreement and the other Transaction Documents contain and constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior negotiations, agreements, and understandings, whether written or oral, of the parties hereto, which the parties acknowledge have been merged into such documents.

j. Amendments. No amendment, modification or termination of any provision of this Agreement or any other Transaction Document shall be effective without the written consent of the Company and the Purchasers.

k. Successors and Assigns. This Agreement shall bind and inure solely to the benefit of the Company Parties, the Purchaser Parties, and their respective successors and, if permitted, assigns; provided, that the Company Parties may not assign this Agreement or any other Transaction Document or any rights or obligations hereunder or thereunder without the Purchasers' prior written consent and any prohibited assignment shall be absolutely void.

l. No Waiver by Course of Dealing. No notice to or demand on the Company, whether or not in any Proceeding, pursuant to any Transaction Document shall entitle the Company to any other or further notice (except as specifically required hereunder or under any other Transaction Document) or demand in similar or other circumstances. The failure by any Purchaser Party at any time or times to require strict performance by the Company of any provision of this Agreement or any of the other Transaction Documents or the granting of any waiver or indulgence shall not waive, affect or otherwise diminish any right of any Purchaser Party thereafter to demand strict compliance and performance with such provision, shall not affect or be a waiver under any other provision of any Transaction Document except as specifically mentioned.

m. Execution in Counterparts. This Agreement may be executed in counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and both of which, when taken together, shall constitute but one and the same Agreement. In proving this Agreement in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought.

n. Electronic Signatures. Each party agrees that the electronic signatures, whether digital or encrypted, of the parties included in this Agreement or any other Transaction Document are intended to authenticate this writing and to have the same force and effect as manual signatures. Electronic

signature means any electronic sound, symbol, or process attached to or logically associated with a record and executed and adopted by a party with the intent to sign such record, including facsimile or email electronic signatures. The Borrower expressly agrees that this Agreement and all other Transaction Documents are "transferable records" as defined in applicable Regulations relating to electronic transaction and that it may be created, authenticated, stored, transmitted and transferred in a manner consistent with and permitted by such applicable Regulations.

o. Notices. All notices, requests, demands, and other communications to either party hereto or given under any Transaction Document shall be in writing (including electronic mail transmission or similar writing) and shall be given to such party at the physical address or send to the electronic mailing address set forth in the signature pages hereof or at such other physical address or electronic mailing address as such party may hereafter specify for the purpose of notice to the Purchasers and the Company in accordance with the provisions of this Section. Each such notice, request or other communication shall be effective (i) if given by mail, three (3) Trading Days after such communication is deposited in the U.S. Mail with first class postage pre- paid, addressed to the noticed party at the address specified herein, (ii) if by nationally recognized overnight courier, when delivered with receipt acknowledged in writing by the noticed party, (iii) if given by personal delivery, when duly delivered with receipt acknowledged in writing by the noticed party or (iv) if given by electronic mail, when delivered (receipt by the sender of a receipt using the "return receipt" function or receipt of a reply email being presumptive evidence of receipt thereof).

p. Governing Law. Except as otherwise expressly provided in any other Transaction Document, this Agreement, the other Transaction Documents and all claims, Proceedings and matters arising hereunder or thereunder or related hereto or thereto are governed by, and construed and enforced in accordance with, the laws of the State of New York. Any Proceeding with respect to any Transaction Document may be brought exclusively in the New York State courts sitting in New York County or the federal courts of the United States of America for the Southern District of New York and sitting in New York County. The Company (i) accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of such courts, (ii) irrevocably waives any objection, including any objection to the laying of venue, based on the grounds of forum non conveniens or that such jurisdiction is improper or otherwise that such party is not subject to the jurisdiction of such courts, that it may now or hereafter have to the bringing of any Proceeding in those jurisdictions, (iii) irrevocably consents to the service of process of any court referred to above in any Proceeding.

q. Severability. Any provision of any Transaction Document being held illegal, invalid or unenforceable in any jurisdiction shall not affect any part of such provision not held illegal, invalid or unenforceable, any other provision of any Transaction Document or any part of such provision in any other jurisdiction, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. In addition, upon any determination that any such term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify the relevant Transaction Document so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

r. Reserved.

s. Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated

with the issuance of such replacement Securities.

t. Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser (severally and not jointly) and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate. If the Company shall fail to discharge any covenant, duty or obligation hereunder or under any of the other Transaction Documents, the Purchaser may, in its discretion at any time, for the account and at the expense of the Company, pay any amount or do any act required of the Company hereunder or under any of the other Transaction Documents or otherwise lawfully requested by any Purchaser (including buying-in Securities in the principal Trading Market of the Securities in case of failure by the Company to deliver Convertible Securities). All costs and expenses incurred by any Purchaser in connection with the taking of any such action shall be reimbursed to such Purchaser by the Company on demand with interest at the highest interest rate applicable to amounts due under the Notes of such Purchaser from the date such payment is made or such costs or expenses are incurred to the date of payment thereof. The remedies provided in this Agreement and all other Transaction Documents shall be cumulative and in addition to all other remedies available under any Transaction Document, whether at law or in equity (including a decree of specific performance and/or other injunctive relief). Nothing in any Transaction Document shall limit the Purchaser Party's rights to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Agreement or any other Transaction Document.

u. An Event of Default under any of the Transaction Documents will cause irreparable harm to the Purchaser and that the remedy at law for any such breach may be inadequate. Therefore, in the event of any such Event of Default, the Purchaser shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

v. Liquidated Damages. The Company's obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

w. Further Assurances. The Company agrees to take such further actions as the Purchaser shall reasonably request from time to time in connection herewith to evidence, give effect to or carry out this Agreement and the other Transaction Documents and any of the transactions contemplated hereby or thereby.

x. Interpretation. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of any Transaction Document. Waiver of Jury Trial and Certain Other Rights.

y. The parties hereto hereby irrevocably and unconditionally waive, to the fullest extent permitted by applicable Regulations, any right that they may have to trial by jury of any claim or cause of action or in any Proceeding, directly or indirectly based upon or arising out of this Agreement or any Transaction Document (whether based on contract, tort or any other theory). Each party (a) certifies that no representative, agent, or attorney of any other party has represented, expressly or otherwise, that such other parties would not, in the event of litigation, seek to enforce the foregoing waiver and (b)

acknowledges that it and the other parties have been induced to enter into this Agreement and the other Transaction Documents by, among other things, the mutual waivers and certifications in this section.

z. The Company acknowledges and agrees that the foregoing waivers are a material inducement to the Purchaser to enter into and accept this Agreement. The Company has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial rights following consultation with such legal counsel. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court. This Section shall not restrict a party from exercising remedies under the UCC or from exercising pre-judgment remedies under applicable Regulations.

[Signature Page Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

DRIVENIQ CORPORATION, for itself and its Subsidiaries

By: [signature]
Albert Thompson, Chief Executive Officer

10/12/2021

TIMOTHY J. SMITH
Notary Public, State of Nevada
No. 19-1472-1
My Appt. Exp. Feb. 11, 2023

CLARK COUNTY
NEVADA

CAPSTONE TECHNOLOGIES GROUP, INC.

By: ______________________________
Michael Pruitt, Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

DRIVENIQ CORPORATION, for itself and its Subsidiaries

By: ______________________________

Albert Thompson, Chief Executive Officer

CAPSTONE TECHNOLOGIES GROUP, INC.

By: ______________________________

Michael Pruitt, Chief Executive Officer

CAPSTONE STOCK POWER

STOCK POWER

For value received, Capstone Technologies Group, Inc. hereby sells, assigns, and transfers to Albert Thompson, 50 shares of Common Stock in DrivenIQ Corporation ("DRIVEN"), held in book entry form, and registered on the books of DRIVEN. Said 50 shares of DRIVEN Common Stock was acquired by Capstone Technologies Group, Inc. from Ronald C Sachs. The undersigned does hereby irrevocably institute and appoint the CEO of DRIVEN, to transfer said 50 shares of Common Stock to Albert Thompson on the books of DRIVEN.

Dated: October 12, 2021

Capstone Technologies, Group, Inc.

By: [signature]
Michael Pruitt
Chief Executive Officer

State of North Carolina County of Mecklenburg

The forgoing Stock Power transferring 50 shares of DrivenIQ Corporation from Capstone Technologies Group, Inc. to Albert Thompson was acknowledged before me by Michael Pruitt, CEO of Capstone Technologies Group, Inc. on the 12 of October, 2021.

Michelle Arcidiacomo
Notary Public Signature

My commission expires on:
November 13, 2021

MICHELLE ARCIDIACONO
NOTARY
PUBLIC
MECKLENBURG COUNTY, NC

SECURED SENIOR PROMISSORY NOTE

EXHIBIT A

EXECUTION COPY

NEITHER THIS SECURITY OR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, NONE OF THEM MAY BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

5% SECURED SENIOR PROMISSORY NOTE
DUE SEPTEMBER 30, 2024

Original Issue Date: September 30, 2021

Principal Amount: $790,000.00
Purchase Price: $790,000.00

This Secured Senior Promissory Note is a duly authorized and validly issued Secured Promissory Note of DrivenIQ Corporation, a Maryland corporation (the "Company"), designated as its 5% Secured Senior Promissory Note due SEPTEMBER 30, 2024 (this "Note"), issued and sold by the Company pursuant to the Securities Purchase Agreement, dated as of September 30, 2021, between the Company and Capstone Technologies Group, Inc.(together with its successors and registered assigns, the "Holder"), a company organized and existing under the laws of the State of Nevada (the "Purchase Agreement").

FOR VALUE RECEIVED, the Company promises to pay to the order of the Holder the principal amount of $790,000.00 on SEPTEMBER 30, 2024 (the "Maturity Date") in cash or on such earlier date as this Note is required or permitted to be repaid as provided hereunder, in each case together with all accrued but unpaid interest thereon, in accordance with the provisions hereof. Amounts repaid may not be reborrowed.

This Note is subject to the following additional provisions!

REPAYMENT

1.0 Amortization of Principal. Except as expressly set forth in this Note, there is no requirement to amortize or otherwise repay the principal amount of this Note prior to the Maturity Date.

1.1 Interest. The Company shall pay interest on a quarterly basis in arrears in cash to the Holder commencing on December 31, 2021 and continuing thereafter on each quarterly anniversary of such date

until the Obligations have been satisfied in full, on the aggregate then outstanding principal amount of this Note at the simple interest rate of five percent (5%) per annum from the date such Note is issued (or in the case of any other Obligation, from the date such obligation becomes due and payable) until all such principal amounts and other Obligations are paid in full in cash, in immediately available Dollars.

1.2 Late Fee. The Company shall pay a late fee (the "Late Fees") on any amount required to be paid under any Transaction Document and not paid within three Business Days of when due, at a rate equal to the lesser of an additional three percent (3%) of such amount required to be paid at such time or the maximum rate permitted by applicable law which shall be due and owing daily from the date such amount is due hereunder through the date of actual payment in full of such amount in cash or Common Stock, as determined by the Holder. These Late Fees are to cover the extra internal expenses and inconvenience involved in handling delinquent payments and is not to be construed to cover or be applied against any indemnity or any out-of-pocket fees, costs or expenses incurred in any action to collect any Obligation or to foreclose any Lien securing the same. This provision shall not affect or limit the holder's rights or remedies with respect to any Event of Default.

1.3 Interest and Fee Calculations and Payment Provisions. All payments made under any Transaction Document, except as otherwise expressly provided in such Transaction Document, shall be made in cash, in immediately available Dollars without set off or counterclaim. Interest and fees shall be calculated on the basis of a 360-day year, consisting of twelve (12) thirty (30) calendar day periods, for the actual number of days (including the first day but excluding the last day) occurring in the applicable period and shall accrue daily. Interest hereunder will be paid to the initial Holder or, if the Company has received notice of any transfer thereof signed by the initial Holder or any successive Holders, to the Person in whose name this Note is registered on the records of the Company regarding registration and transfers of this Note (the "Note Register"). All or any portion of this Note may be prepaid by the Company without penalty at any time prior to its maturity date. The Holder shall have the option to refuse or accept, in its sole discretion, any attempted prepayment made without the notice required hereunder. or any attempted prepayment that does not appear to include the full Mandatory Prepayment Amount when required. In addition, regardless of the intended characterization of the Company of any payment, the Holder shall have the option, in its sole discretion, to recharacterize or apply any portion of such prepayment, including recharacterizing a payment as a smaller prepayment of principal together with payment of the remainder of the Mandatory Prepayment Amount to account for a payment of the Mandatory Prepayment Amount. The Holder may apply any payment made under any Transaction Document to any outstanding Obligation, in its sole discretion. The Company hereby irrevocably waives the right to direct the application of any payment in respect to any amount due under the Transaction Documents. Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be. Each determination by the Holder of an amount of interest or fee due hereunder shall be conclusive and binding for all purposes, absent manifest error.

REGISTRATION OF TRANSFERS AND EXCHANGES

2.0 Different Denominations. This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange.

2.1 Investment Representations. This Note has been issued subject to certain investment representations of the original Holder and may be transferred or exchanged only in compliance with applicable federal and state securities Regulations.

2.2 Reliance on Note Register. The initial Holder is listed herein. Prior to due presentment for transfer

to the Company of this Note, the Company and any agent of the Company may treat the Person in whose name this Note is duly registered, upon receipt of appropriate signed notice from the Person previously listed on the Note Register as owner hereof, on the Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

CERTAIN ADJUSTMENTS

3.0 Most Favored Nation Status. If the Company or any Subsidiary or Affiliate thereof, as applicable, at any time while this Note is outstanding, shall sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise transfer, dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or Stock Equivalents, then the Company shall notify the Holder, in writing, no later than thirty (30) days before the transfer, issuance or deemed issuance of any Common Stock or Stock Equivalents indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the "Dilutive Issuance Notice"). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section, upon the occurrence of any Dilutive Issuance, the Holder is entitled to match the terms thereof within such thirty (30) days, in order to prevent such Dilutive Issuance. This Section be of no further force and effect following the full repayment of this Note.

EVENTS OF DEFAULT

4.0 "Event of Default" means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by Regulation or pursuant to any judgment, decree or order of any court, or any order, rule or Regulation of any Governmental Authority): any default in the payment of (A) the principal amount of this Note or (B) interest, fees, liquidated damages or any other amount owing to a Holder on this Note or by the Company under any Transaction Document, as and when the same shall become due and payable; the Company shall fail for any reason to comply any Section of this Note or any Transaction Document that provides for an action after a notice period or that provides a specific period of time for the Company to comply with; any representation or warranty made by the Company in this Note, any other Transaction Document, any other Contractual Obligation with, or any other report, financial statement, document, written statement or certificate made or delivered to, the Holder or any other Holder shall be untrue or incorrect in any material respect as of the date when made or deemed made; the Company shall provide at any time notice to the Holder, including by way of public announcement, of the Company's intention to not honor any provision of this Note or any other Transaction Document (including requests for conversions of this Note in accordance with the terms hereof); the Company shall fail to observe or perform any other covenant, provision, or agreement contained in this Note or any other Transaction Document which failure is not cured, if possible to cure, within the earlier to occur of (A) five (5) Days after notice of such failure sent by the Holder or by any other Holder to the Company and (B) five (5) Days after the Company has become or should have become aware of such failure;

(a) a breach, default or event of default (without regard for any cure period therefor provided therein) shall have occurred under any Indebtedness of the Company (a) having (individually or in the aggregate for all such Indebtedness) an aggregate maximum principal amount or commitment greater than Fifty Thousand Dollars ($50,000), or (b) any such Indebtedness shall become or be declared due and payable prior to the date on which it would otherwise become due and payable;

A breach, default or event of default (without regard to any subsequent waiver of such event of default or any grace or cure period provided in the applicable agreement, document or instrument) shall have occurred

under any other Contractual Obligation to which the Company is obligated;

(A) the Company or any Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) of the Company commences a case or other Proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, winding up, reorganization, arrangement, adjustment, protection, relief or composition of debts or liquidation or similar Regulation of any jurisdiction relating to the Company or any Subsidiary thereof or any Proceeding seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee, liquidator or other similar official for it or for any of its assets, (B) any such case or other Proceeding is commenced against the Company or any Subsidiary thereof by any other Person and such case or other Proceeding is not dismissed within forty-five (45) days after commencement, the Company or any Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or other Proceeding is entered, (D) the Company or any Subsidiary thereof shall generally not pay its debts as such debts become due, shall admit in writing its inability to pay its debts as they mature or shall make a general assignment for the benefit of creditors, (E) the Company or any Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts or (F) the Company or any Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action to authorize or otherwise for the purpose of effecting any of the foregoing; any monetary judgment, writ or similar final process shall be entered or filed against the Company, any Subsidiary of the Company or any of their assets for more than Fifty Thousand Dollars ($50,000), and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of forty-five (45) calendar days; the occurrence of any levy upon or seizure or attachment of, or any uninsured loss of or damage to, any asset of the Company or any Subsidiary of the Company having an aggregate fair value or repair cost (as the case may be) in excess of Fifty Thousand Dollars ($50,000) individually or in the aggregate, and any such levy, seizure or attachment shall not be set aside, bonded or discharged within thirty (30) days after the date thereof; or the Company sells or otherwise disposes of any of its assets outside of the ordinary course of its business.

4.1 The clauses in the definition of Event of Default above operate independently, so that any action or event that falls within any such clause shall constitute an Event of Default regardless of, whether because of a grace period or threshold or otherwise, it falls outside the language of any other clause.

4.2 Remedies Upon Event of Default. If any Event of Default occurs, then the outstanding principal amount of this Note, plus accrued but unpaid interest (including all interest, whether or not accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or similar proceeding, all of which shall continue to accrue whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), fees, liquidated damages and any other amounts owing by the Company in respect thereof or under any Transaction Document through the date of acceleration, shall become, at the Holder's election in its sole discretion, in whole or in part, immediately due and payable, in cash without need for notice or demand all of which are waived, interest on this Note shall accrue and be owed daily at an increased interest rate equal to eighteen percent (18.0%) per annum or the maximum rate permitted under applicable law. Upon the payment in full of the Mandatory Default Amount in cash or in shares of Common Stock, the Holder shall promptly surrender this Note to or as directed by the Company. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind (other than the Holder's election to declare such acceleration), and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment pursuant to this Section 7(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. The Company shall provide all

information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company's compliance with the terms and conditions of this Note and the other Transaction Documents and to enforce its rights hereunder and thereunder.

NEGATIVE COVENANTS

5.0 Unless approved in writing by all of the Holders, as long as any portion of this Note or any other Obligation is not paid in full, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, do any of the following:

enter into, create, incur, assume, enter into Guaranty Obligations with respect to, or suffer to exist any Indebtedness or repay the principal amount of, redeem, purchase or otherwise acquire or offer to repay the principal amount of, redeem, repurchase or otherwise acquire any Indebtedness whether or not extant on the Original Issue Date (other than the Notes on a pro rata basis based on the principal amounts outstanding);

create, permit, incur or suffer to exist any Lien on any assets other than the Liens securing the Obligations created pursuant to the Transaction Documents;

except in the ordinary course of its business, sell or otherwise dispose of any of its assets;

create, permit, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

amend its charter documents, including its articles of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holder; make, approve, or offer to make any Restricted Payment any shares of Capital Stock and then only as permitted or required under the Transaction Documents; enter into any transaction with any Affiliate of the Company which would be required to be disclosed in any public filing with the Commission, unless such transaction is made on an arm's-length basis and expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for board approval); consummate a Fundamental Transaction; or enter into any agreement with respect to any of the foregoing; change the nature of the Company's business from the business conducted by the Company and its Subsidiaries on the date hereof.

MISCELLANEOUS

6.0 Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder, shall be in writing and delivered as set forth in the Purchase Agreement or, alternatively, delivered personally, by email or facsimile, or sent by a nationally recognized overnight courier service, addressed to the Company as set forth in the signature page hereof, or such other contact information as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section. All notices and other communications delivered hereunder shall be effective as provided in the Purchase Agreement.

6.1 Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest, as applicable, on this Note, without set off or counterclaim, at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Company.

6.2 This Note ranks pari passu with all other Notes now or hereafter issued under the terms set forth herein and is at least pari passu with all Indebtedness and other obligations of the Company, and is not subordinated to any such Indebtedness or other obligation.

6.3 Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Company.

6.4 Governing Law. This Note is governed by, and shall be construed and enforced in accordance with, the laws of the State of New York.

6.5 Characterizations. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof).

6.6 Payments on Next Business Day. Whenever any payment Obligation shall be due on a day other than a Business Day, such payment shall be due instead on the next succeeding Business Day.

6.7 Payment of Collection, Enforcement and Other Costs. In addition to, and not in substitution for and not to limit (but without duplication), any other right to reimbursement under this Note or any other Transaction Document, (i) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any Proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (ii) there occurs any bankruptcy, reorganization, receivership of the Company or other Proceedings affecting Company creditors' rights and involving a claim under this Note, then the Company shall pay all out-of-pocket costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other Proceeding, including, but not limited to, attorneys' fees and disbursements.

6.8 Successors and Assigns. This Note shall be binding upon the successors and assigns of the Company and shall inure to the benefit of the Holder, the Purchaser Party and their successors and assigns; provided, that the Company may not assign, transfer or delegate any of its rights or obligations under this Note except as authorized in the Purchase Agreement.

6.9 Severability. Any provision of this Note being held illegal, invalid or unenforceable in any jurisdiction shall not affect any part of such provision not held illegal, invalid or unenforceable, any other provision of this Note or any part of such provision in any other jurisdiction.

6.10 Waiver of Jury Trial. Each party hereto hereby irrevocably waives trial by jury in any Proceeding with respect to, or directly or indirectly arising out of, under or in connection with, this Note or any other Transaction Document or the transactions contemplated therein or related thereto (whether founded in contract, tort or any other theory). Each party hereto (A) certifies that no other party, no Purchaser Party and no Affiliate or representative of any such other party or Affiliate has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (B) acknowledges that it and the other parties hereto have been induced to enter into this Note by the mutual waivers and certifications in this Section 9(o).

6.11 This Note shall be deemed an unconditional obligation of the Company for the payment of money

and, without limitation to any other remedies of the Holder, may be enforced against the Company by summary proceeding pursuant to New York Civil Procedure Law and Rules Section 3213 or any similar rule or statute in the jurisdiction where enforcement is sought. For purposes of such rule or statute, any other document or agreement to which the Holder and the Company are parties or which the Company delivered to the Holder, which may be convenient or necessary to determine the Holder's rights hereunder or the Company's obligations to the Holder are deemed a part of this Note, whether or not such other document or agreement was delivered together herewith or was executed apart from this Note.

6.12 Security Interest/Waiver of Automatic Stay. This Note is secured by a security interest granted to the Holder pursuant to the Security Agreement, as delivered by the Company to Holder. The Company acknowledges and agrees that should a proceeding under any bankruptcy or insolvency law be commenced by or against the Company or a Subsidiary, or if any of the Collateral (as defined in the Security Agreement) should become the subject of any bankruptcy or insolvency proceeding, then the Holder should be entitled to, among other relief to which the Holder may be entitled under the Transaction Documents and/or applicable law, an order from the court granting immediate relief from the automatic stay pursuant to 11 U.S.C. Section 362 to permit the Holder to exercise all of its rights and remedies pursuant to the Transaction Documents and/or applicable law. The Company hereby consents to any motion for relief from stay that may be filed by the Holder in any bankruptcy or insolvency proceeding initiated by or against the Company and, further, agrees not to file any opposition to any motion for relief from stay filed by the Holder. The Company represents, acknowledges and agrees that this provision is a specific and material aspect of the Transaction Documents, and that the Holder would not agree to the terms of this Note and the other Transaction Documents if this waiver were not a part of this Note. The Company further represents, acknowledges and agrees that is waiver is knowingly, intelligently and voluntarily made, that neither the Holder nor any person acting on behalf of the Holder has made any representations to induce this waiver, that the Company has been represented (or has had the opportunity to by represented) in the signing of this Note and the Transaction Documents and in the making of this waiver by independent legal counsel selected by the Company and that the Company has discussed this waiver with counsel.

[Signature Page Follow]

IN WITNESS WHEREOF, the Company has caused this 5% Secured Senior Note to be duly executed by a duly authorized officer as of the date first above indicated.

DRIVENIQ CORPORATION

By: [signature]
Albert Thompson, Chief Executive Officer

Email Address for delivery of Notices: albert@driveniq.com

10/12/2021

TIMOTHY J. SMITH
Notary Public, State of Nevada
No. 19-1472-1
My Appt. Exp. Feb. 11, 2023

CLARK COUNTY
NEVADA

COMMON STOCK PURCHASE AGREEMENT

COMMON STOCK PURCHASE AGREEMENT

This Common Stock Purchase Agreement (the "Agreement") made this 12th day of October, 2021 by and between, Ronald C Sachs (hereinafter the "Seller"), Capstone Technologies Group, Inc. (the "Buyer"), and DrivenIQ Corporation, a Maryland corporation ("DRIVEN" or the "Company"), and setting forth the terms and conditions upon which the Seller will sell 500 shares, (the "Shares") representing 50% of the issued and outstanding shares of common stock (the "Common Stock") of the Company, individually owned by Seller, to Buyer.

WITNESSETH:

WHEREAS, Buyer has agreed to purchase, and Seller has agreed to sell, the Shares.

NOW THEREFORE, in consideration of the mutual promises, covenants and representations contained herein, the parties herewith agree as follows:

ARTICLE I
SALE OF SECURITIES

1.01 Sale. Subject to the terms and conditions of this Agreement, the Seller agrees to sell the Shares of Common Stock for an aggregate purchase price of Four Hundred Sixty Thousand Dollars ($460,000) (the "Purchase Price"). This is a private transaction between the Seller and Buyer and represents the transfer of shares of DrivenIQ Corporation ("DRIVEN").

1.02 Purchase Price. It is agreed that the Purchase Price for the Shares, will be sent via wire transfer to Seller's designated account. It is agreed that the Shares shall not be transferred until the full Purchase Price has been paid to Seller by the Buyer, after which the Closing on the sale of the Shares shall take place and all stock certificates shall be delivered to the Buyer along with all documents listed below.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

The Seller hereby represents and warrants to the Buyer the following:

2.01 Organization. The Company is a Maryland corporation duly organized, validly existing, and in good standing under the laws of that state. The Company is a private, closely owned corporation, and a non-reporting company pursuant to Securities and Exchange Commission ("SEC") rules and regulations, which does not have an obligation to file reports schedules, forms, statements and other documents under the Securities Act of 1933, as amended, and the Securities and Exchange Act of 1934, as amended, including pursuant to Section 12(g), 13(a) or 15(d) thereof. (The foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the "SEC Reports").

2.02 Capital. The authorized capital stock of the Company consists of 1,000 shares of Common Stock, of which 1,000 shares of Common Stock are issued and outstanding. All outstanding shares are fully paid and non-assessable, free of liens, encumbrances, options, restrictions and legal or equitable rights of others not a party to this Agreement except for restrictions on transfer imposed by federal and state securities laws. At the Closing, there will be no outstanding subscriptions,

options, rights, warrants, convertible securities, or other agreements or commitments obligating the Company to issue or to transfer from treasury any additional shares of its capital stock. None of the outstanding shares of Common Stock of the Company are subject to any stock restriction agreements. The Seller has valid title to such shares of Common Stock and acquired his shares of Common Stock in a lawful transaction and in accordance with Maryland corporate law and the applicable securities laws of the United States.

2.03 Financial Statements. The financial statements of the Company provided to Buyer comply in all material respects with applicable accounting requirements and the rules and regulations of the State of Maryland. The Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

2.04 Filings with Government Agencies. The Company is not required to file 10-Q, 10-K or 8-K, or, to the Company's knowledge, any reports to the SEC.

2.05 Ability to Carry Out Obligations. The Seller has the right, power, and authority to enter into, and perform its obligations under this Agreement. The execution and delivery of this Agreement by the Seller and the performance by the Seller of his obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which the Company, the officers, directors or Seller are a party, or by which they may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would cause the Company (and/or assigns) to be liable to any party, or (c) an event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of the Company or upon the Shares to be acquired by the Buyer.

2.08 Contracts, Leases and Assets. The Company is not a party to any contract, agreement or lease (unless such contract, agreement or lease has been assigned to another party or the Company has been released from its obligations thereunder), other than those already disclosed to Buyer. No person holds a power of attorney from the Company or the Seller.

2.09 Compliance with Laws. The Company has complied in all material respects, with, and is not in violation of any, federal, state, or local statute, law, and/or regulation applicable to the Company. To the best knowledge of the Seller, the Company has complied with all federal and state securities laws in connection with the offer, sale and distribution of its securities. The Shares being sold herein are being sold in a private transaction between the Seller and the Buyer.

2.10 Litigation. The Company is not a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or pending governmental investigation. To the best knowledge of the Seller, there is no basis for any such action or proceeding and no such action or proceeding is threatened against the Company. The Company is not a party to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

2.11 Conduct of Business. Prior to the Closing, the Company shall conduct its business in the normal course, and shall not (without the prior written approval of Buyer) (i) sell, pledge, or assign any assets, (ii) amend its Certificate of Incorporation or Bylaws, (iii) declare dividends, redeem or sell stock or other securities (iv) incur any liabilities, except in the normal course of business, (v) acquire

or dispose of any assets, enter into any contract, guarantee obligations of any third party, or (vi) enter into any other transaction.

2.12 Seller's Resignation and Post Closing Restrictive Covenants. Upon the Closing, the Seller agrees to resign from any and all officer or director positions, under which the Seller currently serves. Furthermore, the Seller agrees to the following restrictive covenants, which are a material and bargained for element of this Agreement, and in the absence of which, the Buyer and the Company, would not agree to execute this Agreement:

a) Non Competition. Seller hereby agrees not to directly or indirectly compete with the business of the Company for a period of three (3) years following the Closing. The term "not compete" as used herein shall mean that the Seller shall not own, manage, operate, consult or to be employed in a business substantially similar to, or competitive with, the present business of the Company or such other business activity in which Company may substantially engage. Seller acknowledges that the Company has provided Seller access to trade secrets, customers and other confidential data and good will. Seller agrees to retain said information as confidential and not to use said information for his own behalf or disclose same to any third party. This Non Competition clause does not apply to Seller's business, Data Octane, which provides email marketing services to businesses, so long as Data Octane does not approach any of the Company's current clients (with the exception of Montrose Auto Group, with whom Data Octane is currently working) or current prospective clients, or use the Company's data partners, or incorporate the Company's trade secrets, concepts or strategy, such that its operation would compete with the Company as described in the foregoing.

b) Non Solicitation. Following the Closing and for a period of three (3) years following the Closing for any reason, the Seller shall not solicit, directly or indirectly, for hiring or hire or in any other manner solicit or retain the services of, the Company's employees, technology partners or vendors, current customers , current prospective customers or , any person who is at such time, or has been within one (1) year of such time, an employee, technology partner, vendor or contractor of the Company and its affiliates unless that person was under contract with the Seller or Seller's new employer prior to such employer retaining or hiring the Seller.

c) Corporate Opportunities. Seller agrees that for a period of three (3) years he will not knowingly take any action which might divert from the Company, or any subsidiary or affiliate of the Company or any opportunity which would be within the scope of any of the present business thereof, and this includes approaching any Company customers for a period of three (3) years

d) Protection of Reputation. Seller agrees that for a period of three (3) years he will not take any action which is intended, or would reasonably be expected, to harm the Company's reputation or which would reasonably be expected to lead to unwanted or unfavorable publicity.

e) Company Property. Seller agrees that all copies, whether on paper or a computer storage device, of all memoranda, notes, records, charts, formulae, specifications, lists and other documents made, compiled or received, held, or used, by the Seller while employed by the Company, or during his service as an officer or director or shareholder, concerning any phase of the Company's business, trade secrets or Confidential Information shall be the Company's property and shall be delivered by the Seller to the Company upon the Closing. The Seller also agrees that upon the Closing, he will transfer ownership of and all right, title and interest in, all products developed or other inventions, computer software and other intellectual property, including the patent filed by Seller and Albert Thompson, and including the names set forth on a schedule attached hereto and incorporated herein (the "Intellectual Property") which he conceived or developed during the course of his services as an employee, shareholder, officer, or director of the Company, which are in any way related to the business of the Company, will affix appropriate legends and copyright notices indicating the Company's ownership of all Intellectual Property and all underlying documentation, and will execute such further assignments and other documents as the Company considers necessary to vest, perfect, patent, maintain or defend the Company's right, title and interest in the Intellectual Property. Furthermore, Seller agrees to provide Albert Thompson with access to all software, Quickbooks, and payroll, and once this is accomplished, to remove Seller's access to such software. Seller will also remove his name from all DRIVEN bank accounts at MTB and Wells Fargo, and to provide any corporate checks, debit cards, or any other financial instruments of DRIVEN to Albert Thompson.

2.13 Title. The Seller has good and marketable title to all of the Shares being sold by Seller to the Buyer pursuant to this Agreement. The Shares will be, at the Closing, free and clear of all liens, security interests, pledges, charges, claims, encumbrances and restrictions of any kind, except for restrictions on transfer imposed by federal and state securities laws. None of the Shares are or will be subject to any voting trust or agreement. No person holds or has the right to receive any proxy or similar instrument with respect to such Shares. Except as provided in this Agreement, the Seller is not a party to any agreement which offers or grants to any person the right to purchase or acquire any of the Shares. There is no applicable local, state or federal law, rule, regulation, or decree which would, as a result of the purchase of the Shares by Buyer (and/or assigns) impair, restrict or delay voting rights with respect to the Shares.

2.14 Transfer of Shares. The Seller will have the responsibility for sending all certificates representing the Shares being purchased, along with the proper Stock Powers with Signature Guarantees acceptable to the Buyer, for delivery to the Buyer at Closing, who shall in turn provide them to the Company's Transfer Agent. In the event no physical certificates representing the Shares have been issued, the Seller shall provide a notarized transfer of Seller's shares to Buyer.

ARTICLE III
CLOSING

3.01 Closing for the Purchase of Common Stock. The Closing (the "Closing") of this Transaction for the Shares being purchased will occur when all of the documents and consideration described above and in 3.02 below, have been delivered to the Buyer and/or Seller.

3.02 Documents and Payments to be Delivered at Closing. As part of the Closing, those documents listed above in this Agreement, as well as the following documents, in form reasonably acceptable to counsel to the parties, and shall be delivered:

(a) By the Seller:

(i) stock certificate or certificates, along with stock powers acceptable to the Buyer, representing the Shares, endorsed in favor of the name or names as designated by Buyer or left blank;

(ii) such other documents of the Company as may be reasonably required by Buyer, including signing over, to the Company, the reseller agreement with CarOffer, and any other agreements or contracts..

(b) By Buyer:

(i) wire transfer from the Buyer to the designated account of Seller.

3.03 Conditions Subsequent. After the Closing:

(a) After the Purchase, the Buyer of the Shares shall file the appropriate filings, if so required, disclosing the acquisition of the Shares by the Buyer ("Disclosure Document").

(b) Upon the purchase of the Shares by the Buyer, Buyer will have the full responsibility for filing any and all documents required by the SEC and/or any other government agency that may be required. The Seller will supply the Buyer with all information that is currently available for the Company, if not already disclosed to Buyer by the Company.

ARTICLE IV
INVESTMENT INTENT

4.01 Transfer Restrictions. Buyer (and/or assigns) agrees that the Shares, which are restricted, affiliate shares, being acquired pursuant to this Agreement may be sold, pledged, assigned, hypothecated or otherwise transferred, with or without consideration ("Transfer").

4.02 Investment Intent. The Buyer is acquiring the Shares for Buyer's own account for investment, and not with a view toward distribution thereof.

4.03 No Advertisement. The Buyer acknowledges that the Shares have been offered to Buyer in direct communication between Buyer and Seller, and not through any advertisement of any kind.

4.04 Knowledge and Experience. The Buyer acknowledges that Buyer has sought Buyer's own legal and financial counsel to assist Buyer in evaluating this purchase. The Buyer acknowledges that Seller has given Buyer and Buyer's counsel access to all information relating to the Company's business that Buyer requested. The Buyer acknowledges that Buyer has sufficient business and

financial experience, and knowledge concerning the affairs and conditions of the Company so that Buyer can make a reasoned decision as to this purchase of the Shares and is capable of evaluating the merits and risks of this purchase.

4.05 Restrictions on Transferability. The Buyer is aware of the following restrictions of transferability of the Shares and further understands the certificates shall bear the following legend.

> (a) THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION PROVIDED IN SECTIONS 4(1) AND 4(2) AND REGULATION D UNDER THE ACT. AS SUCH, THE PURCHASE OF THIS SECURITY WAS MADE WITH THE INTENT OF INVESTMENT AND NOT WITH A VIEW FOR DISTRIBUTION. THEREFORE, ANY SUBSEQUENT TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN WILL BE UNLAWFUL UNLESS IT IS REGISTERED UNDER THE ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

(b) The Buyer understands that the Shares may only be disposed of pursuant to either (i) an effective registration statement under the Act, or (ii) an exemption from the registration requirements of the Act.

(c) The Company and/or Seller have neither filed such a registration statement with the SEC or any state authorities nor agreed to do so, nor contemplate doing so in the future for the shares being purchased, and in the absence of such a registration statement or exemption, the Buyer may have to hold the Shares indefinitely and may be unable to liquidate them in case of an emergency.

ARTICLE V
REMEDIES

5.01 Arbitration. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Maryland, without regard to the principles of conflict of laws thereof. Any controversy of claim arising out of, or relating to, this Agreement, or the making, performance, or interpretation thereof, shall be settled by arbitration in Maryland in accordance with the Rules of the U.S. Arbitration Association then existing, or in the State or Federal Courts of Maryland, and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy.

5.02 Termination. The Buyer may terminate this Agreement, if at the Closing, the Seller has failed to comply with all material terms of this Agreement and has failed to supply any documents required by this Agreement unless they do not exist, or has failed to disclose any material facts which could have a substantial effect on any part of this transaction. Seller may terminate this Agreement, if at the Closing Buyer has failed to perform Buyer's obligations hereunder. Termination is the sole remedy.

5.03 Indemnification. From and after the Closing, the Parties, jointly and severally, agree to indemnify the other against all actual losses, damages and expenses caused by (i) any material

breach of this Agreement by them or any material misrepresentation contained herein, or (ii) any misstatement of a material fact or omission to state a material fact required to be stated herein or necessary to make the statements herein not misleading.

5.04 Indemnification Non-Exclusive. The foregoing indemnification provision is in addition to, and not derogation of any statutory, equitable or common law remedy any party may have for breach of representation, warranty, covenant or agreement.

ARTICLE VI
MISCELLANEOUS

6.01 Captions and Headings. The article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

6.02 No Oral Change. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged, orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

6.03 Non Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

6.04 Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

6.05 Entire Agreement. This Agreement, including all schedules, and all attachments hereto, if any, contain the entire Agreement and understanding between the parties hereto, and supersede all prior agreements and understandings.

6.06 Partial Invalidity. In the event that any condition, covenant or other provision of this Agreement is held to be invalid or void by any court of competent jurisdiction, it shall be deemed severable from the remainder of this Agreement and shall in no way affect any other condition, covenant or other provision of this Agreement. If such condition, covenant or other provision is held to be invalid due to its scope or breadth, it is agreed that it shall be deemed to remain valid to the extent permitted by law.

6.07 Significant Changes. The Seller understand that significant changes may be made in the capitalization and/or stock ownership of the Company, which changes could involve the issuance of additional shares, or the issuance of debt or other securities, thus possibly having a dramatic negative effect on the percentage of ownership and/or number of shares owned by present or future shareholders of the Company, and Seller hereby waives the right to any additional compensation

regardless of future financing provided to the Company by the Buyer or others. Futhermore, Seller agrees that upon the Closing and receipt by Seller of the Purchase Price, Seller will cease to be a shareholder in the Company, will cease to be an officer or director of the Company, and thereby Seller relinquishes all rights to be provided information about such financings which the Company may undertake.

6.08 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures will be acceptable to all parties.

6.09 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, or on the second day if faxed, and properly addressed or faxed as follows:

If to the Seller, as follows:

2 E. Joppa Road, Apt 1083
Towson, MD 21286

If to the Buyer, as follows:

7529 Red Oak Lane

Charlotte, NC 28226

6.10 Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personals, successors and assigns of each of the parties to this Agreement.

6.11 Effect of Closing. All representations, warranties, covenants, and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for in it, shall be true and correct as of the Closing and shall survive the Closing of this Agreement.

6.12 Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS THEREOF, this Common Stock Purchase Agreement has been duly executed by the parties hereto as of the date first above written.

SELLER

Ronald C Sachs

____

BUYER

Capstone Technologies Group, Inc.

By: ____________________________________

Michael D. Pruitt, Chief Executive Officer

DrivenIQ Corporation

By: ____________________________________

Albert Thompson, Chief Executive Officer

IN WITNESS THEREOF, this Common Stock Purchase Agreement has been duly executed by the parties hereto as of the date first above written.

SELLER

Ronald C Sachs

____

BUYER

Capstone Technologies Group, Inc.

By: _______________________________
Michael D. Pruitt, Chief Executive Officer

DrivenIQ Corporation

By: _______________________________
Albert Thompson, Chief Executive Officer

IN WITNESS THEREOF, this Common Stock Purchase Agreement has been duly executed by the parties hereto as of the date first above written.

SELLER

Ronald C Sachs

____

BUYER

Capstone Technologies Group, Inc.

By: ____________________________________
Michael D. Pruitt, Chief Executive Officer

DrivenIQ Corporation

By: Albert J. Thompson
Albert Thompson, Chief Executive Officer

SACHS STOCK POWER

STOCK POWER

For value received, I, Ronald C Sachs, do hereby sell, assign, and transfer to Capstone Technologies, Group, Inc., 500 shares of Common Stock in DrivenIQ Corporation ("DRIVEN"), held in book entry form, and registered on the books of DRIVEN in my name. The undersigned does hereby irrevocably institute and appoint Albert Thompson, CEO of DRIVEN, to transfer said 500 shares of Common Stock to Capstone Technologies Group, Inc. on the books of DRIVEN.

Dated: October 12th, 2021

[signature]
Ronald C Sachs

State of Maryland County of Baltimore

The forgoing Stock Power transferring 500 shares of DrivenIQ Corporation to Capstone Technologies Group, Inc. was acknowledged before me by Ronald C Sachs, on the 12th of October, 2021.

Pamela C. Whye
Notary Public Signature

PAMELA C. WHYE
NOTARY PUBLIC, BALTIMORE COUNTY
STATE OF MARYLAND
My Commission Expires May 10, 2022

My commission expires on: 5·10·2022